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BERLIN                                                              312-782-0600
BRUSSELS                                                            TELEX 190404
HOUSTON                                                               FACSIMILE
LONDON                                                              312-701-7711
LOS ANGELES
NEW YORK
WASHINGTON
MEXICO CITY CORRESPONDENT
  JAUREGUI, NAVARRETE, NADER Y ROJAS




                              November 15, 1996


The Board of Trustees
Storage Trust Realty
2407 Rangeline Street
Columbia, Missouri 65202



Ladies and Gentlemen:

We have acted as special counsel to Storage Trust Realty, a Maryland real estate investment trust (the "Company"), in connection with the registration of the following securities (the "Securities") of the Company having an aggregate initial offering price of up to $150,000,000: (i) common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and
(ii) warrants exercisable for Common Shares (the "Common Share Warrants"). The Securities may be offered and sold by the Company from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement on Form S-3, to which this opinion is filed as an exhibit (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and as may be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Registration Statement.

      The Common Share Warrants will be issued under one or more warrant agreements (each a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"). The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board of Trustees of the Company or a committee thereof as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Trust Proceedings").

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The Board of Trustees
Storage Trust Realty
November 15, 1996
Page 2


      As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company's Second Amended and Restated Declaration of Trust and Amended and Restated Bylaws, resolutions of the Company's Board of Trustees, and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

      Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that:

      (1) when the Registration Statement has become effective under the Act, and upon the completion of all Trust Proceedings relating to the Common Shares and the due execution, countersignature and delivery of certificates representing the Common Shares, the Common Shares, when paid for and issued in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance (and assuming that any shares of beneficial interest, $.01 par value per share, of the Company issued between the date hereof and the date on which the Common Shares are actually issued (not including any of the Common Shares), when aggregated with all shares of beneficial interest issued as of the date hereof and the Common Shares, will not exceed the total number of shares of beneficial interest that the Company is authorized to issue), will be duly authorized, validly issued, fully paid and, except as described below, nonassessable; and

      (2) when the Registration Statement has become effective under the Act and when the Common Share Warrants have been duly established by the relevant Warrant Agreement and upon completion of all Trust Proceedings relating to the Common Share Warrants and the due execution, authentication, issuance and delivery of certificates representing the Common Share Warrants, the Common Share Warrants, when paid for and issued in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance (and assuming that any shares of beneficial interest, $.01 par value per share, of the Company issued between


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The Board of Trustees
Storage Trust Realty
November 15, 1996
Page 3


the date hereof and the date on which the Common Share Warrants are actually issued, when aggregated with all shares of beneficial interest issued as of the date hereof and the Common Shares issuable upon exercise of the Common Share Warrants, will not exceed the total number of shares of beneficial interest that the Company is authorized to issue), will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and subject to general principles of equity.

      Our opinion in paragraph (1) above with respect to nonassessability of the Common Shares does not pertain to the potential liability of shareholders of a real estate investment trust for debts and liabilities of the Company.
Section 5-350 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland provides that a shareholder of a real estate investment trust is not personally liable for the obligations of the real estate investment trust. The Company's Second Amended and Restated Declaration of Trust provides that the shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or the trustees, that the shareholders shall not be liable to assessment and that the trustees shall have no power to bind the shareholders personally. The Second Amended and Restated Declaration of Trust further provides that the Company shall, with certain limited exceptions, indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by virtue of their status as current or former shareholders. In addition, we have been advised that the Company has a policy of inserting a clause in its business, management and other contracts that provides that shareholders shall not be personally liable thereunder. Accordingly, no personal liability should attach to the Company's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable for such claims and liabilities.

      To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for

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The Board of Trustees
Storage Trust Realty
November 15, 1996
Page 4

purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "LEGAL MATTERS."

                                       Very truly yours,



                                       MAYER, BROWN & PLATT